Exhibit 5.1

12 October 2010

SeaCube Container Leasing Ltd. Clarendon House 2 Church Street Hamilton, HM 11 Bermuda	Direct Line: 441-2994993 E-Mail: Jason.piney@conyersdill.com Our Reference : JPX/bem/470074/344579

Dear Sirs

SeaCube Container Leasing Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-1, as amended (Registration No. 333-165752), filed with the U.S. Securities and Exchange Commission (the “Commission”) on 29 March 2010 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (a) an aggregate of 2,500,000 common shares, par value US$0.01 each, of the Company, together with an additional 375,000 common shares, par value US$0.01 each, of the Company, subject to an over-allotment option granted to the underwriters by the Company (collectively, the “Common Shares”), and (b) an aggregate of 5,000,000 common shares to be offered by a selling shareholder of the Company (as referenced in the Registration Statement), together with an additional 750,000 common shares subject to an over-allotment option granted to the underwriters by such selling shareholder (collectively, the “Issued Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.  We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 12 October 2010, unanimous written resolutions of the members of the Company approving an increase in the authorized capital of the Company dated 22 April 2010 and minutes of meetings of the board of directors of the Company held on 26 March 2010, (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.  For the purposes of our opinion in paragraph 3 below, we have reviewed and relied upon a copy of the Register of Members of the Company certified by the Secretary of the Company on 12 October 2010.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) that the pricing committee of the Company’s board of directors will have approved the terms of the offering of the Common Shares pursuant to the Registration Statement as contemplated by the Minutes.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and the offering of the Issued Shares by the selling shareholder, each as described in the Registration Statement, and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.             The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.             When issued and paid for as contemplated by the Registration Statement, for a price that is at least equal to the par value thereof, which is US$0.01 per Common Share, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.             The Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ CONYERS DILL & PEARMAN LIMITED